Exhibit 10.2

                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT made this 8th day of September, 2000, by and between EDG CAPITAL, INC., New York corporation, whose name will be changed to Isotope Solutions Group, Inc. (the "Company") and JACK SCHWARTZBERG (the "Executive").

                              W I T N E S S E T H:

            WHEREAS, entering into this Agreement is a condition of closing under a certain Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), pursuant to which MRM Merger Sub, Inc., a New York corporation, and a wholly-owned subsidiary of EDG ("Merger Sub"), merged (the "Merger") with and into the Molecular Radiation Management, Inc. ("MRM");

            WHEREAS, MRM shall be the successor and surviving corporation in the Merger and shall become a wholly-owned subsidiary of the Company;

            WHEREAS, the Executive was employed by MRM and the Company wishes to ensure the continued employment of the Executive with the Company and the Executive wishes to accept such employment upon the terms and condition hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Employment

            The Company agrees to employ the Executive during the Term specified in paragraph 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

      2. Term

            Subject to paragraphs 6 and 7, the Executive's employment by the Company shall be for a term commencing on the date hereof and expiring on the close of business on September 7th, 2003 (the "Initial Term"); provided, however, the Executive's employment by the Company shall then continue for an indefinite period thereafter unless and until either party shall give to the other one hundred and eighty (180) days advance written notice of expiration of the term specifically stating the date on which the Executive's employment by the Company shall terminate (a "Notice of Termination") (the Initial Term and the period, if any, thereafter, during which the

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Executive's employment shall continue are collectively referred to as the
"Term"). Any Notice of Termination given under this paragraph 2 shall specify the date of expiration (which may not be earlier than the close of business on September 8th, 2003 and may be given at any time on or after March 8th, 2003). The date on which the Executive ceases to be employed by the Company, regardless of the reason therefore, is referred to in this Agreement as the "Date of Termination".

      3. Duties and Responsibilities

            (a) During the Term, the Executive shall have the position of (i) President and Chief Executive Officer of the Company. The Executive shall report directly to the Board of Directors of the Company (the "Board") at such times and in such detail as it shall reasonably require consistent with the Executive's position as President and Chief Executive Officer. During the Term, the Company shall not hire or engage another officer, employee or agent in a position equal or senior to the Executive's position and the Executive shall have senior executive authority over all matters of the Company's business and operations.

            (b) The Executive shall have all of the powers, duties and responsibilities customary to his offices as are reasonably necessary to the operations of the Company and its subsidiaries as may be assigned to him from time to time by or under the authority of the Board consistent with his position of President and Chief Executive Officer. Without limiting the foregoing, the Executive shall be responsible for the general overall strategy, management, administration and day-to-day operations of the Company. It is the intention of the parties that the Executive shall be elected to and serve as Chairman of the Board of the Company.

            (c) The Executive's employment by the Company shall be full-time and exclusive, and during the Term, the Executive agrees that he will devote his business time and attention and all his skill and ability to promote the interests of the Company, and work with other employees of the Company in a competent and professional manner. Notwithstanding the foregoing, the Executive shall be permitted to engage in charitable and civic activities, manage his personal investments and serve on advisory boards or boards of directors of other entities, provided that such activities do not involve an entity which transacts business with the Company or engages in business competitive with that conducted by the Company (or, if such entity does transact business with the Company, or does engage in a competitive business, it is a publicly held corporation of which the Executive owns less than 5% of the outstanding shares).

            (d) During the Term, the Executive's services hereunder shall be performed at the offices of the Company in Garden City, New York, subject to necessary and reasonable travel requirements of his position and duties hereunder.


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

      4. Compensation.

            As compensation for his services hereunder, the Company shall pay the Executive the following:

            (a) Base Salary. An annualized base salary of $200,000 (the "Base Salary"). The Base Salary shall be paid in accordance with the Company's normal payroll practices. The Base Salary shall be reviewed not less frequently than annually for the purpose of making increases at the reasonable discretion of the Board taking into consideration the size and growth of the Company's revenues, the Executive's accomplishments and compensation of other chief executive officers in similar businesses in the biopharmaceutical industry; provided, however, that such increases shall be no less than five (5%) percent annually. The Base Salary as from time to time in effect may not be decreased without the Executive's consent.

            (b) Cash Bonus. The Executive shall be eligible for an annual cash bonus based on performance.

            (c) Grant of Stock Options. The Executive shall be entitled to receive, subject to (i) the approval of the Company's 2000 Long term Incentive Plan (the "Stock Option Plan") by the shareholders and the Board of Directors of the Company and (ii) the approval of the option awards by the Board or a committee thereof, 175,000 stock options to purchase shares of common stock of the Company, at a price equal to $.8065 per share of common stock (the "Initial Options"). The Executive will also be eligible to receive additional grants of options under the Company's Stock Option Plan (the "Additional Options"; and together with the Initial Options, the "Options") and additional cash bonuses, in each case at the discretion of the CEO and the Board of Directors of the Company (the "Board").

      5. Expenses; Fringe Benefits

            (a) The Company agrees to pay or to reimburse the Executive for all business or entertainment expenses incurred during the Term in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect. The Executive shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement.

            (b) During the Term, the Executive and, to the extent eligible, his dependents, shall be eligible to participate in and receive all benefits under any welfare benefit plans and programs (including without limitation, medical, hospitalization, dental, prescription, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) provided by the Company to its employees generally and (without duplication) to its senior executives generally.

            (c) During the Term, the Executive shall be eligible to participate in all retirement plans and programs (including without limitation any profit sharing/401(k) plan)


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

provided by the Company to its employees generally and (without duplication) to its senior executives generally. In addition, during the Term, the Executive shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect which are made available to its employees generally and (without duplication) to the senior executives of the Company generally.

            (d) The Company shall make all payments with respect to leasing or owning, maintaining, operating and insuring an automobile, including the costs of any telecommunications equipment provided therein.

            (e) The Executive shall be entitled to four weeks paid vacation annually and shall be entitled to as many holidays, sick days and personal days as are in accordance with the Company's policy then in effect for its senior executives generally.

      6. Termination

            (a) The Company by direction of the Board shall be entitled to terminate the Term and to discharge the Executive for "Cause" (as defined below) effective upon the Company's compliance with the following: The Executive shall be given written notice of the Company's intention to terminate him for Cause (the "Cause Notice"), such notice to state in detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of a special meeting of the Board to be held for the specific and sole purpose of considering the termination of the Executive for Cause. Such meeting shall take place not less than ten and not more than twenty business days after the Executive receives the Cause Notice. At such special meeting, the Executive, represented by counsel of his choosing, shall have the opportunity to be heard. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at such special meeting of the Board by a majority vote (excluding the vote of the Executive) of the Board. The term "Cause" shall be limited to the following grounds:

                  (i) the Executive's willful failure or refusal to materially perform his duties and responsibilities as set forth in paragraph 3 hereof, if such failure or refusal is not cured (if curable) within 20 days after written notice thereof to the Executive by the Company;

                  (ii) the willful misappropriation of the funds or property of the Company or any subsidiary;

                  (iii) the use of alcohol or illegal drugs, materially interfering with the performance of the Executive's obligations under this Agreement, continuing after written warning; and

                  (iv) the conviction in a court of law of, or entering a plea of guilty or no contest to, any felony or any crime involving moral turpitude, dishonesty or theft.


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

If being understood that no act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company.

            (b) The Executive shall be entitled to terminate this Agreement for "Good Reason" (as defined below) at any time during the Term by written notice to the Company stating in detail the specific conduct of the Company or event that he considers to constitute Good Reason and the specific provision(s) of this Agreement on which he relies. "Good Reason" means:

                  (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by paragraph 3 above or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company within 10 days after receipt of notice thereof given by the Executive;

                  (ii) the Company's requiring the Executive to be based at any office or location outside the New York City metropolitan area (unless otherwise consented to by the Executive in writing);

                  (iii) any failure by the Company to comply with any of its obligations under paragraph 4 of this Agreement and which is not remedied by the Company within five days after receipt of notice thereof given by the Executive;

                  (iv) any action by the Company that reduces the fringe benefits or perquisites provided to the Executive or the Executive's eligibility to participate in any employee benefit plan of the Company unless the Executive is provided with equal or more favorable fringe benefits, perquisites or employee benefits, as the case may be;

                  (v) any material breach of any other provision not covered by any other clause of this paragraph 6(b) which is not remedied by the Company within 10 days after receipt of notice thereof given by the Executive;

                  (vi) the Executive is removed as a member of the Board; or

                  (vii) a Change in Control (as defined on Annex I hereto).

            (c) In the event of (1) the termination of the Executive's employment by the Company for Cause; (2) the Executive's voluntary resignation pursuant to a Notice of Termination under paragraph 2 above (other than for Good Reason); or (3) the termination of the Executive's employment by the Company in connection with the Executive's death or "Disability" (as defined in paragraph 7 below), the Executive shall be entitled to:


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

                  (i) any and all unpaid Base Salary and accrued vacation time through, and any unpaid reimbursable expenses outstanding as of, the Date of Termination;

                  (ii) any unpaid Cash Bonus under paragraph 4(b) for any calendar year preceding the year in which the Date of Termination occurs (the "Termination Year"), payable at the time such cash bonus is otherwise payable under paragraph 4(b) hereof;

                  (iii) except for a termination for Cause, a pro-rata portion of any unpaid Cash Bonus under paragraph 4(b) for the Termination Year (had the Executive's employment continued hereunder during the entire
      Term) based upon the number of days in such year that he was employed by the Company, payable at the time it is otherwise payable under paragraph 4(b) hereof as if the Executive's employment had continued hereunder during the entire Term (which pro-rata amount shall be no less than the equivalent pro-rata calculation for Cash Bonus paid for the year prior to the Termination Year); and

                  (iv) any and all benefits, if any, that had accrued to the Executive through the Date of Termination under the plans and programs described in paragraphs 5(b) and 5(c) above, or any other applicable plans and programs in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs.

            (f) In the event of (1) a termination of the Executive's employment by the Company for any reason other than for Cause, the Executive's death or Disability; (2) a termination of the executive's employment pursuant to a Notice of termination under paragraph 2 above; or (3) the termination of the Executive's employment by the Executive for Good Reason, the Executive shall be entitled to continue to receive from the Company, the following:

                  (i) severance compensation as follows: if the Date of Termination occurs during the Initial Term, his applicable salary compensation when otherwise payable through September 7th, 2004; if the Date of Termination occurs after the Initial Term, his applicable salary compensation when otherwise payable through the twelve-month anniversary of the Date of Termination (the applicable period during which the Executive is entitled to severance compensation is referred to herein as the "Severance Period");

                  (ii) any unpaid Cash Bonus under paragraph 4(b) for any calendar year preceding the Termination Year, payable at the time such cash bonus is otherwise payable under paragraph 4(b) hereof;

                  (iii) any Cash Bonus under paragraph 4(b) for the Termination Year and each year during the Severance Period, payable at the time it is otherwise payable under paragraph 4(b) hereof as if the Executive's employment had continued hereunder during the entire Severance Period (which Cash Bonus shall be no less than the Cash Bonus paid with respect to the year prior to the Termination Year); and


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

                  (iv) any unpaid reimbursable expenses and accrued vacation time outstanding as of the Date of Termination;

                  (v) all benefits, if any, that had accrued to the Executive through the Date of Termination under the plans and programs described in paragraphs 5(b) and 5(c) above, or any other applicable benefit plans and programs in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs;

                  (vi) continued participation on the same basis (including without limitation, cost contributions) as the other senior executives of the Company in all, medical, dental, hospitalization, prescription, disability and life insurance coverage (such benefits collectively called the "Continued Plans") in which he was participating on the Date of Termination (as such Continued Plans are from time to time in effect at the Company) until the earlier of (x) the end of the Severance Period or
      (y) the date, or dates, he is entitled to receive coverage and benefits under the same type of plan of a subsequent employer; provided, however, if the Executive is precluded from continuing his participation in any Continued Plan, then the Company will be obligated to pay him the economic equivalent of the benefits provided under the Continued Plan in which he is unable to participate, for the period specified above, plus an amount equal to the tax, if any, payable by him thereon, it being understood that the economic equivalent of a benefit foregone shall be deemed the average cost in the State of New York that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and payment of such after-tax economic benefit shall be made quarterly in advance; and

                  (vi) all Options shall become immediately exercisable.

The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any setoff, counterclaim, recoupment, defense or other claim, right or action which the Company and/or any of its affiliates may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.


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

      7. Disability; Death

            In the event the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "Disability") and the Executive shall fail to perform such duties for 150 consecutive days, the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month during the continuance of such Disability upon at least 90 days' prior written notice to him. In the event of the Executive's death, the Date of Termination shall be ninety days from the date of such death.

      8. Covenants Regarding Non-Solicitation and Confidential Information

            (a) The Executive agrees that it is reasonable and necessary for the protection of the confidential information, goodwill and business of the Company that the Executive agrees that during the Term and for a one year thereafter he shall not render any services to, or engage in any business in the New York metropolitan area, which is engaged in the business of the same nature as or competitive with the Company; provided, however, that nothing contained in this paragraph shall be deemed to prevent the undersigned from owing less than 5% of the shares of any publicly held corporation engaged in any such business. Notwithstanding anything to the contrary contained in this Agreement, this paragraph 8(a) shall be null and void and have no force or effect in the event that the Executive's employment is terminated by the Company for any reason other than for Cause, the Executive's death or Disability, or pursuant to a Notice of Termination; or the Executive's employment is terminated by the Executive for Good Reason; or the Company breaches any of its obligations to make any payments or provide any benefits under paragraph 6(d) above.

            (b) In the course of the Executive's employment with the Company he will acquire and have access to confidential or proprietary information about the Company and/or its clients, including but not limited to, trade secrets, financial information and records, computer software programs, contracts between the Company and its clients, marketing and/or creative policies and ideas, methods of operations, and financial or business projections of the Company. The foregoing shall be collectively referred to as "confidential information". The Executive is aware that the confidential information is not readily available to the public and accordingly, the Executive also agrees that he will not at any time disclose to anyone any confidential information, or utilize such confidential information for his own benefit, or for the benefit of third parties without the prior written consent of the Company. The term "confidential information" does not include information which (i) becomes generally available to the public other than by breach of this provision, (ii) is already in the possession of the Executive as of the date hereof or (iii) the Executive learns from a third party who is not under an obligation of confidence to the Company or a client of the Company. In the event that the Executive becomes legally required to disclose any confidential information, he will be permitted to furnish only that portion of the confidential information which he is legally required to disclose and, at the Company's expense, will cooperate with the efforts of the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information.


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

      9. Indemnification

            (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company and/or one of its subsidiaries or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or by-laws or, if greater, by the laws of the State of New York, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

            (b) Neither the failure of the Company (including the Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under paragraph 9(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including the Board, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

      10. Enforceability

            The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

      11. Assignability; Binding Nature

            This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or


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

obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, or as provided in paragraph 12 below.


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

      12. Beneficiaries/References

            The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice therefor. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

      13. Modification

            This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement.

      14. Severability; Survival

            In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted. The respective rights and obligations of the parties hereunder shall survive the termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

      15. Notice

            Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, (c) upon the deposit in the mails of a hard copy if sent by facsimile transmission (if electronically confirmed), or (d) on the next business day if sent by prepaid overnight courier service, and in each case, addressed as follows:

            If to the Executive:

            Mr. Jack Schwartzberg
            31 Fox Hollow Lane
            Old Westbury, New York 11568

            If to the Company:

            EDG Capital, Inc.
            (whose name will be changed to Isotope Solutions Group, Inc.) 700 Stewart Avenue
            Garden City, New York 11530


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            Attention: Secretary
            Fax: 516-222-5198

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

      16. Applicable Law

            This Agreement shall be governed by and construed in accordance with the laws of State of New York without application of conflict of law provisions applicable therein.

      17. Entire Agreement

            This Agreement and the Annex hereto represent the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements, plans and arrangements relating to the employment of the Executive by the Company are nullified and superseded hereby.

      18. Headings

            The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

      19. Counterparts

            This Agreement may be executed in two counterparts or by facsimile transmission, both of which taken together shall constitute one instrument.


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

      IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                              EDG CAPITAL, INC.


                              By:  /s/ Shraga D. Aranoff
                                   --------------------------------------
                                   Name: Shraga D. Aranoff
                                   Title: Vice President


                                   /s/ Jack Schwartzberg
                                   --------------------------------------
                                   Jack Schwartzberg


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

                                                 Annex I to Employment Agreement

      For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any one of the following events:

                  (i) The acquisition, after the effective date of the Option Plan, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 50% or more of either (a) the shares of the voting common stock of the Company (the "Common Stock"), or
      (b) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (y) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (z) any acquisition by any corporation or any other entity if, immediately following such acquisition, more than 50% of the then outstanding shares of common stock or common ownership interests and the combined voting power of the then outstanding voting securities of such corporation or common ownership interests of such other entity (entitled to vote generally in the election of directors or other managers), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

                  (ii) Individuals who, as of the effective date of the Option Plan, constitute the Board (the "Incumbent Board") cease thereafter for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Option Plan whose election, or nomination for election by the Company's shareholders, was approved by at least two-thirds of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a- 11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

                  (iii) Approval by the shareholders of the Company of, or the occurrence of, a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 50% of the then outstanding common stock or common ownership interests and voting securities or voting ownership interests (entitled to vote generally in the election of directors or other managers) of the corporation or other entity resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

                  (iv) Approval by the shareholders of the Company of, or the occurrence of, (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than (i) to a subsidiary, wholly-owned, directly or indirectly, by the Company, or (ii) pursuant to a transaction with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such transaction, of the Common Stock and the Voting Securities beneficially own, directly or indirectly, immediately after such transaction, more than 50% of the then outstanding common stock or common ownership interests and voting securities or voting ownership interests (entitled to vote generally in the election of directors or other managers) of the corporation or other business entity acquiring such assets in substantially the same proportions as their respective ownership, immediately prior to such transaction, of the Common Stock and the Voting Securities; or

                  (v) The occurrence of any event (not covered by clauses (i) through (iv) above) which would be required to be reported by the Company in response to Items 1 or 2 of Form 8-K under the Exchange Act.